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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2006

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 13, 2006, Judith A. Sprieser informed the Company of her decision to resign from her position as a member of the CBS Corporation Board of Directors effective on that date. The Company’s search for one or more additional independent Board members is well underway and the Company intends to complete the process as soon as practical.

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On December 15, 2006, the Company filed with the New York Stock Exchange (“NYSE”) a Section 303A Interim Written Affirmation notifying the NYSE that, due to the resignation of Judith A. Sprieser from the Board of Directors of the Company, the Company currently has four independent directors and four non-independent directors and, accordingly, does not have a majority of independent directors pursuant to Section 303A.01 of the NYSE Listed Company Manual. Section 303A.01 requires listed companies to have a majority of independent directors. The Company’s search for one or more additional independent Board members is well underway and the Company intends to complete the process as soon as practical.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION

(Registrant)

By:	_/s/ Louis J. Briskman
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Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Date: December 15, 2006

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